UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2009

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 27, 2009, the Pennsylvania Public Utility Commission ("PUC") issued a final order approving the recommended decision of the administrative law judge with respect to the rate case settlement agreements submitted to the PUC on July 2, 2009 by UGI Utilities Inc.'s wholly owned subsidiaries, UGI Penn Natural Gas, Inc. ("UGIPNG") and UGI Central Penn Gas, Inc. ("CPG"). UGI Utilities, Inc. is a wholly owned subsidiary of UGI Corporation (the "Registrant"). The UGIPNG settlement agreement provides for rates designed to produce $19.75 million in additional annual base rate operating revenue. The CPG settlement agreement provides for rates designed to produce $10.0 million in additional annual base rate operating revenue. The new rates became effective on August 28, 2009.

A copy of the Registrant's press release is attached as Exhibit 99 to this report.

Item 9.01 Financial Statements and Exhibits.

99 Press Release of UGI Corporation dated September 1, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

September 1, 2009	By:	Robert W. Krick

Name: Robert W. Krick
Title: Vice President and Treasurer

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Exhibit Index

Exhibit No.	Description

99	Press Release of UGI Corporation dated September 1, 2009.